                                                                       EXHIBIT 2


UTEK CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED
BALANCE SHEET AT MARCH 31, 2001

                                                                                          PRO FORMA ADJUSTMENTS
                                                                             ------------------------------------------------
                                                              HISTORICAL       PRO FORMA        PRO FORMA            PRO
                                                                RESULTS      ENTRIES(A)(B)    ENTRIES(C)(D)         FORMA
                                                             ------------    -------------    -------------      ------------

ASSETS
    Investments in non-controlled affiliates (cost
        $7,163,180 at March 31, 2001)                        $  7,761,029      $  500,000      $  1,150,000      $  9,411,029
    Cash and cash equivalents                                   3,330,350        (224,000)         (156,000)        2,950,350
    Prepaid expenses and other assets                              58,502                                              58,502
    Fixed assets, net                                              76,736                                              76,473
                                                             ------------      ----------      ------------      ------------

                    TOTAL ASSETS                               11,226,617         276,000           994,000        12,496,617
                                                             ------------      ----------      ------------      ------------

LIABILITIES
    Accrued expenses                                               75,390                                              75,390
    Deferred income taxes                                       1,942,872         104,466           376,230         2,423,568
                                                             ------------      ----------      ------------      ------------

                    TOTAL LIABILITIES                           2,018,262         104,466           376,230         2,498,958
                                                             ------------      ----------      ------------      ------------

                    NET ASSETS                               $  9,208,355      $  171,534      $    617,770      $  9,997,659
                                                             ============      ==========      ============      ============

Commitments and Contingencies
Composition of net assets
    Common stock, $.01 par value, 19,000,000 shares
        authorized; 3,782,226 shares issued and
        outstanding at March 31, 2001                        $     37,822                                              37,822
    Preferred stock, $.01 par value, 1,000,000 shares
        authorized and none issued and outstanding                     --                                                  --
    Additional paid-in capital                                  6,173,859                                           6,173,859
    Accumulated income:
        Accumulated net operating income                        2,600,488         171,534           617,770         3,389,792
        Net realized gain on investments, net of
            income taxes                                           23,306                                              23,306
        Net unrealized appreciation of investments,
            net of deferred income taxes                          372,880                                             372,880
                                                             ------------      ----------      ------------      ------------

Net assets                                                   $  9,208,355      $  171,534      $    617,770      $  9,997,659
                                                             ============      ==========      ============      ============

Net asset value per share                                    $       2.43                                        $       2.64
                                                             ============                                        ============

UTEK CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED
    STATEMENT OF INCOME
FOR THE QUARTER ENDED
    MARCH 31, 2001

                                                                                               PRO FORMA ADJUSTMENTS
                                                                                  ----------------------------------------------

                                                                   HISTORICAL       PRO FORMA       PRO FORMA           PRO
                                                                    RESULTS       ENTRIES(A)(B)   ENTRIES(C)(D)        FORMA
                                                                  ------------    -------------   -------------     ------------

INCOME FROM OPERATIONS:
    Sale of technology rights                                     $  1,446,153      $  500,000      $1,150,000      $  3,096,153
    Consulting fees                                                         --                                                --
    Investment income, net                                              46,382                                            46,382
                                                                  ------------      ----------      ----------      ------------
                                                                     1,492,535         500,000       1,150,000         3,142,535
                                                                  ------------      ----------      ----------      ------------

EXPENSES:
    Salaries and wages                                                 103,173                                           103,173
    Professional fees                                                  153,380                                           153,380
    Sales and marketing                                                235,290         224,000         156,000           615,290
    General and administrative                                         139,655                                           139,655
                                                                  ------------      ----------      ----------      ------------
                                                                       631,498         224,000         156,000         1,011,498
                                                                  ------------      ----------      ----------      ------------

Income before income taxes                                             861,037         276,000         994,000         2,131,037
Provision for income tax                                               321,863         104,466         376,230           802,559
                                                                  ------------      ----------      ----------      ------------
    NET INCOME FROM OPERATIONS                                         539,174         171,534         617,770         1,328,478

NET REALIZED AND UNREALIZED GAINS (LOSSES):
    Net realized loss on investment, net of
        income tax expense of $246                                        (409)                                             (409)
    Increase (decrease) in unrealized appreciation
        of non-controlled affiliate investments, net of
        deferred tax expense  of $129,467
        at March 31, 2001                                              214,588                                           214,588
                                                                  ------------      ----------      ----------      ------------

Net increase in net assets from operations                        $    753,353      $  171,534      $  617,770      $  1,542,657
                                                                  ============      ==========      ==========      ============

Net increase in net assets from operations per share:
   Basic                                                          $        .20                                      $        .41
    Diluted                                                       $        .20                                      $        .41
Weighted average shares:
    Basic                                                            3,782,226                                         3,782,226
    Diluted                                                          3,803,083                                         3,803,083
                                                                  ------------      ----------      ----------      ------------

UTEK CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED
    STATEMENT OF INCOME
FOR THE YEAR ENDED
    DECEMBER 31, 2000

                                                                                             PRO FORMA ADJUSTMENTS
                                                                              ---------------------------------------------------

                                                              HISTORICAL       PRO FORMA          PRO FORMA              PRO
                                                               RESULTS        ENTRIES(A)(B)   ENTRIES(C)(D)(E)(F)       FORMA
                                                             ------------     -------------   -------------------    ------------

INCOME FROM OPERATIONS:
    Sale of technology rights                                $  4,501,584      $  500,000         $2,600,000         $  7,601,584
    Consulting fees                                                    --                                                      --
    Investment income, net                                         75,230                                                  75,230
                                                             ------------      ----------         ----------         ------------
                                                                4,576,814         500,000          2,600,000            7,676,814
                                                             ------------      ----------         ----------         ------------

EXPENSES:
    Salaries and wages                                            376,053                                                 376,053
    Professional fees                                             309,619                                                 309,619
    Sales and marketing                                           780,670         224,000            351,000            1,355,670
    General and administrative                                    417,526                                                 417,526
                                                             ------------      ----------         ----------         ------------
                                                                1,883,868         224,000            351,000            2,458,868
                                                             ------------      ----------         ----------         ------------

Income before income taxes                                      2,692,946         276,000          2,249,000            5,217,946
Provision for income tax                                        1,018,334         104,466            851,230            1,974,030
                                                             ------------      ----------         ----------         ------------
    NET INCOME FROM OPERATIONS                                  1,674,612         171,534          1,397,770            3,243,916

NET REALIZED AND UNREALIZED GAINS (LOSSES):
    Net realized gain on investment, net of
        income tax expense of $14,312                              23,715                                                  23,715
    Increase (decrease) in unrealized appreciation
        of non-controlled affiliate investments, net of
        deferred tax expense (benefit) of $(347,297)
        at December 31, 2000                                     (575,627)                                               (575,627)
                                                             ------------      ----------         ----------         ------------

Net increase in net assets from operations                   $  1,122,700      $  171,534         $1,397,770         $  2,692,004
                                                             ============      ==========         ==========         ============

Net increase in net assets from operations per share:
    Basic                                                    $        .38                                            $        .91
    Diluted                                                  $        .38                                            $        .91
Weighted average shares:
    Basic                                                       2,968,018                                               2,968,018
    Diluted                                                     2,968,720                                               2,968,720
                                                             ------------      ----------         ----------         ------------

                                UTEK CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1   Pro Forma Balance Sheet Adjustments

         (a) The recognition of expenses and related tax liability (benefit) of Micro Sensor Technologies, Inc. and included in pro forma retained earnings as of March 31, 2001.

         (b) The recognition of the estimated value of the unregistered shares of Sense Holdings, Inc. common stock received in the stock for stock exchange and the related deferred tax liability.

         (c) The recognition of expenses and related tax liability (benefit) of Watermark Technologies, Inc. and included in pro forma retained earnings as of March 31, 2001. A current report on Form 8-K dated April 20, 2001 related to the stock for stock exchange between Watermark Technologies, Inc. and Bitzmart, Inc. was filed with the Securities and Exchange Commission.

         (d) The recognition of the estimated value of the unregistered shares of Bitzmart, Inc. common stock received in the stock for stock exchange and the related deferred tax liability.

Note 2   Pro Forma Statement of Income Adjustments

         (a) The recognition of the estimated revenue from the Micro Sensor Technologies, Inc. stock for stock exchange and the related income tax expense.

         (b) The recognition of expenses of Micro Sensor Technologies, Inc. and related tax liability (benefit).

         (c) The recognition of the estimated revenue from the Watermark Technologies, Inc. stock for stock exchange and the related income tax expense.

         (d) The recognition of expenses of Watermark Technologies, Inc. and related tax liability (benefit).

         (e) The recognition of the estimated revenue from the Technology Development, Inc. stock for stock exchange and the related income tax expense. A current report on Form 8-K dated February 19, 2001 related to the stock for stock exchange between Technology Development, Inc. and The Quantum Group, Inc. was filed with the Securities and Exchange Commission.

         (f) The recognition of expenses of Technology Development, Inc. and related tax liability (benefit).